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                                                                EXHIBIT 11


                     PACIFIC INTERNATIONAL SERVICES CORP.

                   COMPUTATION OF EARNINGS PER COMMON SHARE
                                 (Unaudited)

                                                    Three Months Ended
                                                       September 30,
                                                ---------------------------
                                                   1995            1994
                                                -----------     -----------
Weighted average common shares
  outstanding                                     8,079,800       8,079,800
                                                ===========     ===========

    Net income (loss)                           $  (460,840)    $   580,118
                                                ===========     ===========

Earnings per common share:

    Net income (loss)                           $     (0.06)    $      0.07
                                                ===========     ===========


                                                    Nine Months Ended
                                                       September 30,
                                                ---------------------------
                                                   1995            1994
                                                -----------     -----------
Weighted average common shares
  outstanding                                     8,079,800       8,699,467
                                                ===========     ===========

    Net income (loss)                           $(2,438,453)    $ 1,094,102
                                                ===========     ===========

Earnings per common share:

    Net income (loss)                           $     (0.30)    $      0.13
                                                ===========     ===========